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                                                                 Exhibit 10(a)
                          MANAGEMENT SERVICES AGREEMENT


         THIS MANAGEMENT SERVICES AGREEMENT (the "Agreement") made and entered into as of the 17th day of June, 1996, by and between Vanguard Cellular Financial Corp., a North Carolina corporation (the "Consultant") and wholly owned subsidiary of Vanguard Cellular Systems, Inc., a North Carolina corporation ("Vanguard"), and Inter(bullet)Act Systems, Incorporated, a North Carolina corporation (the "Company"). Vanguard is also a party in this Agreement for purposes of terminating the existing Consulting Agreement (as defined below).

                              W I T N E S S E T H:

         WHEREAS, the Company and Vanguard have entered into a Consulting Agreement dated as of January 30, 1996 pursuant to which the Company engaged Vanguard to provide certain consulting services thereunder; and

         WHEREAS, the Company is desirous of engaging the Consultant to provide certain management and consulting services to the Company under the terms and conditions set forth herein and the Consultant is desirous of providing such services;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

         1. Termination of Existing Agreement. Effective upon the execution hereof, the Consulting Agreement between the Company and Vanguard dated as of January 30, 1996 (the "Existing Consultant Agreement") is hereby terminated in its entirety, subject, however, to the Company making all payments due to the Consultant thereunder.

         2. Engagement as Consultant. The Company hereby engages the Consultant to perform management and consulting services to the Company and the Consultant hereby accepts such engagement and agrees to provide such services in accordance with the terms of this Agreement.

         3. Duties of Consultant. The Consultant agrees to provide one or more of its executive or other employees to render services to the Company from time to time under this Agreement, as reasonably requested from time to time by the Company, in assisting the Company in developing accounting, human resources, information management, legal compliance, sales training, research and development, business development and operations procedures, systems and programs. Such services may be performed at the offices or facilities of the Company or of the Consultant.

         4. Term. This Agreement shall commence as of the date hereof and shall continue for a period of two years.

         5. Consulting Fee. For services rendered hereunder, the Company will issue to the Consultant, or to one of its wholly owned subsidiaries if directed by the Consultant, 10,000 shares of its common stock, no par value per share, on the date hereof and 10,000 shares of its common stock, no par value per share, on or before June 17, 1997. It is understood and agreed that such shares shall be subject to the Registration Rights Agreement dated as of May 8, 1995, as amended, between the


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Company and Vanguard. In addition, the Company will reimburse to the Consultant all normal out-of-pocket business expenses, including travel, meals, lodging and similar expenses incurred by employees of the Consultant in performing its duties hereunder. It is expressly understood and agreed that all employees of the Consultant performing services on behalf of the Consultant hereunder shall remain the employees of the Consultant and shall not be deemed to be employees of the Company for any purpose. Notwithstanding any provision herein, this Agreement shall not cover Stephen R. Leeolou and Aretas E. Stearns.

         6. Disclosure of Information. Consultant shall not for any reason or at any time, whether during or after the term of this Agreement, disclose to any person (except to the extent that the proper performance of this Agreement may require disclosure to employees of the Company or its subsidiaries) any secret or confidential information obtained by the Consultant in the course of, or as a result of, performance of this Agreement, which secret or confidential information relates to the Company or any subsidiary corporation, unless so authorized by the Board of Directors of the Company. Any information that (a) was known prior to receipt from the Company free of any obligation to keep such information confidential, or (b) is disclosed to third parties by the Company without any requirement of confidentiality or which becomes publicly available other than by unauthorized disclosures, or (c) is independently developed by Consultant without reliance on any secret or confidential information as evidenced by its or his records, or (d) is disclosed as compelled by law, shall not be deemed to be secret or confidential for purposes of this Agreement. In the event of a breach or threatened breach by the Consultant of the provisions of this paragraph, the Company shall be entitled to an injunction restraining the Consultant from disclosing, in whole or in part, any such secret or confidential information; provided, however, that nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available for any such breach or threatened breach, including the recovery of damages from the Consultant.

         7. Rights to Materials. All records, files, memoranda, reports, price lists, customer lists, plans, drawing, sketches, documents and the like (together with all copies thereof) relating to the business of the Company that the Consultant shall use or prepare or come into contact with in the course or, or as a result of, the performance of this Agreement (except those in existence prior to date of this Agreement and owned by the Consultant) shall remain the sole property of the Company. Upon termination of this Agreement or upon the prior demand of the Company, the Consultant shall immediately return all such materials to the Company.

         8. Rights to Inventions. Any and all methods, inventions, patents, trademarks, and other materials developed by the Consultant in performing its duties under this Agreement shall be and at all times remain the sole and absolute property of the Company. The Consultant agrees to file such patents, trademarks and copyrights and to take such other action as shall be reasonably requested by the Company to perfect its ownership rights in such properties, all at the expense of the Company.

         9. Indemnification. The Company agrees to indemnify and hold harmless the Consultant and its officers, directors and employees for all acts or decisions made by any of them in good faith while performing services for the Company pursuant to this Agreement, other than for acts or decisions constituting gross negligence or willful misconduct. The Company shall pay all expenses, including reasonable attorneys fees, actually and necessarily incurred by the Consultant or its officers,

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directors and employees in connection with the investigation or defense of any claim or proceeding against them, including the cost of court settlements arising out of such acts or decisions.

         10.      Miscellaneous Provisions.

         (a) All notices required or permitted to be given hereunder shall be given in writing and either personally delivered, or delivered by confirmed fax or overnight mail. If notices are given to the Company, they shall be addressed to:

                     Inter(bullet)Act Systems, Incorporated
                                    14 Westport Avenue
                                    Norwalk, Connecticut 06851
                                    Attention: President

         If notices are to the Consultant, they shall be addressed to:

                        Vanguard Cellular Financial Corp.
                       2002 Pisgah Church Road, Suite 300
                        Greensboro, North Carolina 27455
                                    Attention: President

         (b) This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing signed by the party against whom such modification or agreement is sought to be enforced.

         (c) This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina, without regard to principles of conflicts of laws.

         (d) This Agreement shall enure to the benefit of and shall be binding upon the parties and their respective heirs, successors and their assigns; provided, however, that the Consultant may not assign this Agreement, other than to Vanguard or one or more of its wholly owned subsidiaries, without the prior written consent of the Company.


                                           [continued on following page]


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                     INTER(bullet)ACT SYSTEMS, INCORPORATED



                                    By:
                                             President


                                      VANGUARD CELLULAR FINANCIAL CORP.



                                     By:
                                             President


                                     For Purposes of Section 1 hereof:

                                      VANGUARD CELLULAR SYSTEMS, INC.



                                     By:
                                            President



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